EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Case Financial, Inc. (the "Company") on Form 10-KSB for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Michael Schaffer, Chief Executive Officer of the Company, and Lawrence Schaffer, Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company


                                                     /s/ Michael Schaffer
                                                     --------------------
                                                     Michael Schaffer
                                                     Chief Executive Officer
                                                     January 23, 2006


                                                     /s/ Lawrence Schaffer
                                                     ---------------------
                                                     Lawrence Schaffer
                                                     Chief Financial Officer
                                                     January 23, 2006